Exhibit 99.2

IN THE MATTER OF:	*	BEFORE

THE COLUMBIA BANK	*	THE COMMISSIONER OF

COLUMBIA, MARYLAND	*	FINANCIAL REGULATION

	*	FOR THE

	*	STATE OF MARYLAND

*                             *                            *                             *                             *                            *                             *

STIPULATION AND CONSENT TO

THE ISSUANCE OF A CONSENT ORDER

Subject to the acceptance of this STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER (“CONSENT AGREEMENT”) by the Commissioner of Financial Regulation for the State of Maryland (“Commissioner”), it is hereby stipulated and agreed by and between the Commissioner and The Columbia Bank, Columbia, Maryland (“Bank”), as follows:

1. The Bank, solely for the purpose of this proceeding and without admitting or denying any of the alleged charges of unsafe or unsound banking practices, hereby consents and agrees to the issuance of a CONSENT ORDER (“ORDER”) by the Commissioner. The Bank further stipulates and agrees that the ORDER shall be deemed to be a final ORDER and that the ORDER shall become effective immediately upon its issuance by the Commissioner and fully enforceable by the Commissioner pursuant to the provisions of the Md. Code Ann. (“Code”), Financial Institutions Article (“FI”) §§ 5-808 and 5-809, subject only to the conditions set forth in paragraph 3 of this CONSENT AGREEMENT.

2. The Bank has been advised of its right to notice and a hearing on the alleged charges relating to the ORDER under FI § 5-808(d)(2) of the Code, and State Government Article §§ 10-207 and 10-208 of the Code, and has waived those rights.

3. In the event the Commissioner accepts the CONSENT AGREEMENT and issues the ORDER, it is agreed that no action to enforce the ORDER in a court of competent jurisdiction will be taken by the Commissioner unless the Bank or any director, officer, employee, agent, successor or assignee, or other affiliate of the Bank has violated or is about to violate any provision of the ORDER.

The Bank hereby waives:

(a)	its right to notice and a hearing conducted for the purpose of taking evidence on the allegations to be set forth in the ORDER;

(b)	all defenses to the allegations to be set forth in the ORDER;

(c)	its right to appeal the ORDER by filing exceptions; and

(d)	its right to appeal the ORDER to a court of competent jurisdiction.

Dated:	December 23, 2014

Gordon M. Cooley,
Acting Commissioner of Financial Regulation

THE COLUMBIA BANK
COLUMBIA, MARYLAND:

BY:

John M. Bond, Jr.
Director

Robert R. Bowie, Jr.
Director

Garnet Y. Clark, Jr.
Director

Donald R. Harsh, Jr.
Director

James R. Moxley, III
Director

Mark A. Mullican
Director

John A. Scaldara, Jr.
Director

Gregory I. Snook
Director

David K. Williams, Jr.
Director

Elizabeth M. Wright
Director

Comprising the Board of Directors of The Columbia Bank Columbia, Maryland